UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 7, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Authentidate Holding Corp. (the “Company”) entered into a Placement Agency Agreement dated as of December 7, 2009 (the “Placement Agency Agreement”) in which Rodman & Renshaw, LLC (“Rodman” or the “Placement Agent”) is engaged as the placement agent (the “Placement Agent”) relating to a registered direct offering by the Company to select investors of up to an aggregate of 3,400,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and Common Stock Purchase Warrants (the “Warrants”) to purchase up to an aggregate of 3,400,000 shares of Common Stock at an exercise price of $1.00 per Warrant. Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the aggregate gross proceeds raised in connection with the offering. The Company will also issue the Placement Agent a warrant to purchase 170,000 shares of Common Stock at a per share exercise price of $1.25, which warrants will be exercisable for a period of five years from the effective date of the registration statement. The Placement Agency Agreement contains other terms and conditions that are generally customary for transactions of this nature.

Also on December 7, 2009, the Company entered into a securities purchase agreement with certain institutional and/or accredited investors pursuant to which the Company agreed to sell an aggregate of 3,400,000 shares of its Common Stock and Warrants to purchase a total of 3,400,000 shares of its common stock to the investors for gross proceeds of $3.4 million. The purchase price of a share of Common Stock and Warrant is $1.00. The Warrants are exercisable for a period of 90 days following the closing date of the offering at an exercise price of $1.00. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The closing of the offering is expected to take place no later than December 10, 2009, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the offering, are expected to be approximately $2,900,000.

The Common Stock, Warrants to purchase Common Stock and shares of common stock issuable upon exercise of the Warrants will be issued pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission no later than December 9, 2009 in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-161220), which was declared effective by the Securities and Exchange Commission on September 30, 2009.

The description of terms and conditions of the Placement Agency Agreement, the form of Warrants to the investors and the Placement Agent and securities purchase agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of the Placement Agency Agreement, investor Warrants, Placement Agent Warrants and securities purchase agreement, which are attached hereto as Exhibit 1.1, 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference. The opinion of Becker & Poliakoff, LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On December 8, 2009, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

The Company issued a press release announcing the offering on December 8, 2009. Such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement by and between Authentidate Holding Corp. and Rodman & Renshaw, LLC, dated as of December 7, 2009

4.1	Form of Warrant issuable to investors

4.2	Form of Warrant issuable to Rodman & Renshaw, LLC

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Becker & Poliakoff, LLP (reference is made to Exhibit 5.1)

99.1	Press Release of Authentidate Holding Corp. dated December 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/S/ O’CONNELL BENJAMIN
	Name:	O’Connell Benjamin
	Title:	President
Date: December 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement by and between Authentidate Holding Corp. and Rodman & Renshaw, LLC, dated as of December 7, 2009

4.1	Form of Warrant issuable to investors

4.2	Form of Warrant issuable to Rodman & Renshaw, LLC

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Becker & Poliakoff, LLP (reference is made to Exhibit 5.1)

99.1	Press Release of Authentidate Holding Corp. dated December 8, 2009

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